UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 3/17/10

PURESPECTRUM, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-148158

Delaware	41-2233202
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

340 Eisenhower Dr.
Building 600, Suite 610
Savannah, Georgia 31406
(Address of Principal Executive Offices, Including Zip Code)

912-961-4980
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure

On March 18, 2010, the Company’s President and CEO, Lee Vanatta, will discuss the Company’s objectives and goals for the near and long term, including product rollout schedules and other pertinent Company information, with a group of invited participants in New York. A copy of the presentation that Mr. Vanatta will deliver is filed as Exhibit 99.1 to this report and the company will issue a press release following Mr. Vanatta’s presentation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureSpectrum, Inc.

	By:	/S/ William R. Norton
Name: William R. Norton
Title: Executive Vice President

Date: March 17, 2010